UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 2, 2015, Goodrich Petroleum Corporation (the “Company”) filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and set its annual meeting for May 5, 2015. Subsequent to such filing, the Company determined that it inadvertently failed to file the proxy statement as a preliminary proxy statement, as the Company is seeking stockholder approval for an amendment to its certificate of incorporation to increase the authorized capital stock of the Company.

To remedy this error, the Company has postponed its annual meeting to May 29, 2015 and today filed a preliminary proxy statement on Schedule 14A with the SEC related to such annual meeting. The record date for such annual meeting has been changed from March 20, 2015 to May 4, 2015. Only stockholders of record at the close of business on May 4, 2015 are entitled to notice of and to vote at the annual meeting. The Company also today mailed a notice of these changes to its stockholders. A copy of this notice is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice to Stockholders Regarding the Rescheduling of the Annual Meeting of Goodrich Petroleum Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: April 22, 2015	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice to Stockholders Regarding the Rescheduling of the Annual Meeting of Goodrich Petroleum Corporation.